                                                                    EXHIBIT 11

                     GOLDEN STATE VINTNERS, INC.
        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                            EXHIBIT 11

 Basic and fully diluted earnings per share ("EPS") are determined as follows:

                                                                     Three Months Ended             Nine Months Ended
                                                                          March 31,                     March 31,
                                                                  ------------------------     -------------------------
                                                                     1999           1998           1999           1998
                                                                  ---------      ---------     ----------     ----------
 Basic EPS Computation
 Numerator:
   Net income (loss)                                              $   1,981      $    (159)    $    9,316     $    4,738
   Less:    Accretion of redeemed senior preferred stock                  -              -         (1,771)             -
            Accretion of converted junior preferred stock                 -              -           (157)             -
            Redeemable preferred stock dividends                          -              -           (400)          (635)
                                                                  ---------      ---------     ----------     ----------
   Income (loss) available to common stockholders                 $   1,981      $    (159)    $    6,988     $    4,103
                                                                  ---------      ---------     ----------     ----------
                                                                  ---------      ---------     ----------     ----------

 Denominator:
   Weighted average common shares                                     9,488          6,862          9,299          6,862
                                                                  ---------      ---------     ----------     ----------
                                                                  ---------      ---------     ----------     ----------

 Basic EPS                                                        $    0.21      $   (0.02)    $     0.75     $     0.60
                                                                  ---------      ---------     ----------     ----------
                                                                  ---------      ---------     ----------     ----------

 Diluted EPS Computation
 Numerator:
   Income (loss) available to common stockholders                 $   1,981      $    (159)    $    6,988     $    4,103
   Add: Junior preferred stock dividends                                  -              -              -             35
                                                                  ---------      ---------     ----------     ----------
   Income (loss) available to common stockholders
    and assumed conversions                                       $   1,981      $    (159)    $    6,988     $    4,138
                                                                  ---------      ---------     ----------     ----------
                                                                  ---------      ---------     ----------     ----------

 Denominator:
   Weighted average common shares outstanding                         9,488          6,862          9,299          6,862
   Stock options                                                        347              -            293            327
   Junior preferred stock                                                 -              -              -            130
                                                                  ---------      ---------     ----------     ----------
   Adjusted weighted average common shares                            9,835          6,862          9,592          7,319
                                                                  ---------      ---------     ----------     ----------
                                                                  ---------      ---------     ----------     ----------

 Diluted EPS                                                      $    0.20      $   (0.02)    $     0.73     $     0.57
                                                                  ---------      ---------     ----------     ----------
                                                                  ---------      ---------     ----------     ----------


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